Exhibit 99.1

SEPARATION AGREEMENT

This is a SEPARATION AGREEMENT (the “Agreement”) between JOSEPH A. LARGEY (“Largey”), a Florida resident, and SRI/SURGICAL EXPRESS, INC. (the “Company”), a Florida corporation.

Background

Largey is resigning from his positions as director and Chief Executive Officer of the Company. This Agreement provides for the Company to provide specified severance benefits to Largey as part of his resignation from the Company.

Operative Terms

Largey and the Company agree as follows:

1. Resignation; Separation Compensation. Largey resigns as an officer and director of the Company, effective September 24, 2004. The Company shall pay to Largey the full amount of any earned but unpaid base salary through September 27, 2004 and (2) the full amount of any accrued and unpaid expenses reimbursements to which Largey is legally entitled (including any submitted after the date of this Agreement that are appropriate). In addition, through September 27, 2005, the Company shall continue to pay to Largey his base salary, as scheduled, at Largey’s base salary level in effect on the date of this Agreement. The Company also shall pay to Largey, at such time as Largey would have been entitled to receive his management incentive bonus if Largey had been employed on December 31, 2004, a pro rated portion of Largey’s management incentive bonus for the Company’s calendar year 2004, if any is payable (the pro rated portion shall be equal to the aggregate amount of any such management incentive bonus multiplied by 74%). The foregoing payments will be subject to applicable tax withholding and other deductions.

2. Benefits. Through the first anniversary of this Agreement, the Company shall fund Largey’s continued participation in the Company’s group medical and dental programs pursuant the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). Largey is also entitled to his rights under the Stock Option Agreements dated December 2, 2002, and March 4, 2004, respectively, with the Company. As of the date of this Agreement, Largey will no longer be eligible to participate in any other benefit programs offered to employees by the Company, including without limitation vacation, 401(k) plan, short-term and long-term disability, travel and accident, and independent life insurance programs. The Company shall reimburse Largey for up to $1,000 in out-of-pocket legal fees to review this Agreement.

3. Benefits of the Agreement. Largey acknowledges that he would not be entitled to the severance benefits described in Sections 1 and 2 of this Agreement in the absence of his signing this Agreement. All of these severance benefits are conditioned on Largey’s performance of all of his obligations under this Agreement and his employment contract dated December 1, 2002.

4. Largey’s Full General Release of Claims against the Company. Largey, for himself and for his heirs, successors, and assigns, irrevocably and unconditionally releases and forever discharges the Company, its subsidiaries and affiliates, and all of their successors, assigns, officers, directors, representatives, agents, employees, associates and all other persons acting for or on behalf of them, from all claims, complaints, liabilities, agreements, damages, costs, debts, and expenses of any kind, whether known or unknown, including all claims in connection with Largey’s employment with the Company, including without limitation, any claim for continued or future employment or for payment of wages or salary, or any other payment, pursuant to any agreement, whether written or unwritten, or arising out of any employment relationship with the Company. Without limitation, Largey releases and waives all claims under Title VII of the Civil Rights Act of 1964, as amended; (42 U.S. C. § 2000e, et seq.); the Civil Rights Acts of 1866, 1871 and 1991, all as amended; 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, as amended (29 U.S.C. § 2601, et seq.); the Americans With Disabilities Act, as amended (42 U.S.C. § 12101, et seq.); the Rehabilitation Act of 1973, as amended (29 U.S.C. § 793-94); the Fair Labor Standards Act, as amended (29 U.S.C. § 201, et. seq.); the Equal Pay Act of 1963, as amended (29 U.S.C. § 206); the Employee Retirement Income Security Act, as amended (29 U.S.C. § 1001, et seq.); the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. § 1161, et seq.); the Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.); the Older Workers Benefit Protection Act of 1990 (29 U.S.C. § 623); Chapter 760 of the Florida Civil Rights Act of 1992, as amended; the Florida General Labor Regulations, as amended; and any similar local ordinance; workers’ compensation statutes; and any other applicable federal, state or local statute, rule, regulation or ordinance relating to discriminatory hiring or employment practices or civil rights laws based on protected class status; common law claims, including claims of intentional or negligent infliction of emotional distress, negligent hiring, breach of a covenant of good faith and fair dealing, promissory estoppel, negligence or wrongful termination of employment; and all other claims of any kind, including but not limited to any claims for attorneys’ fees.

5. Confidentiality and Other Obligations. Largey reconfirms his obligations and covenants set forth in Sections 5 and 7 of his Employment Agreement dated December 1, 2002, with the Company, which is attached as Exhibit A.

6. Non-disparagement. Largey shall not make disparaging statements, written or oral, in any forum or media, regarding the Company, its directors, officers, employees, policies, products, processes, operations, or facilities, except to the extent required by law. Largey will refer to the Company (and not personally make any comment in response to) any press inquiries regarding the circumstances of his resignation.

7. Largey’s Review of this Agreement; Revocation; Legal Counsel. Largey acknowledges that he has read each section of this Agreement and understands his rights and obligations. Largey has had an opportunity to consult with his attorney before signing this Agreement and confirms that his signature on this Agreement is knowing and voluntary. Each party to this Agreement acknowledges that Hill, Ward and Henderson, P.A. acted as counsel to the Company in this transaction.

8. Costs and Expenses with Respect to this Agreement. Largey and the Company shall bear their own costs and expenses expended in connection with this Agreement, except for the legal expenses provided for in Section 2.

9. Complete Agreement. This Agreement records the final, complete and exclusive understanding between the parties with respect to the transactions described in it and supersedes any prior or contemporaneous agreement, understanding or representation, oral or written, by any of them.

10. Execution and Effective Date. The parties may execute this Agreement in counterparts. Each executed counterpart will be considered an original document and all executed counterparts, together, will constitute the same Agreement. This Agreement will become effective when both parties have signed it.

11. Amendment and Assignment. An amendment or modification of this Agreement or any provision of it will be valid and effective only if it is in writing and signed by each party to this Agreement. This Agreement is not assignable by either party without the prior written consent of the other party, and any attempted assignment by either party without the prior written consent of the other party will be invalid and unenforceable.

12. Legal Proceedings; Governing Law. Each party to this Agreement (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, for state court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, Tampa Division, is an improper or inconvenient venue.

In any mediation or litigation (including appellate proceedings) arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs and expenses (including legal fees, costs, and expenses) that are incurred by the prevailing party as a result of the mediation or litigation. The laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions, govern the validity, construction, enforcement, and interpretation of this Agreement.

13. Notices. Unless this Agreement expressly permits it to be given orally, every demand, notice, consent, or approval required or permitted to be given by a party under this Agreement will be valid only if it is (a) in writing (whether or not the applicable provision of this Agreement states that it must be in writing), (b) delivered personally or by telecopy, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is requested or received by the sender), and (c) addressed by the sender to the intended recipient as follows:

(a)     If to the Company:

SRI/Surgical Express, Inc.

12425 Racetrack Road

Tampa, Florida 33626

Attention: Charles L. Pope

with a copy to:

Hill, Ward & Henderson, P.A.

101 East Kennedy Boulevard

Suite 3700

Tampa, Florida 33602

Attention: David S. Felman

(b)    If to Joseph A. Largey:

1147 Abbeys Way

Tampa, Florida 33602

with a copy to:

Bush Ross Gardner Warren & Rudy, P.A.

220 South Franklin Street

Tampa, Florida 33602

Attention: Ed Savitz

or to such other address as the intended recipient may designate by notice given to every other party to this Agreement in the manner provided in this Section. A validly given demand, notice, consent, or approval will be effective on the earlier of its receipt by personal delivery or by telecopy or commercial courier. Each party to this Agreement shall promptly notify every other party of any change in its mailing address.

EXECUTED: As of September 24, 2004.

SRI/SURGICAL EXPRESS, INC., a Florida corporation

By:	/S/ N. JOHN SIMMONS, JR.
N. John Simmons, Jr., Chairman

/S/ JOSEPH A. LARGEY JOSEPH A. LARGEY, individually

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